EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

dELiA*s, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-131678) of dELiA*s, Inc. and Subsidiaries of our reports dated April 4, 2008, relating to the consolidated financial statements, the financial statement schedule, and the effectiveness of dELiA*s, Inc. internal control over financial reporting which appears in this Form 10-K for the year ended February 2, 2008.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

New York, New York

April 4, 2008